UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

Pershing Gold Corporation

(exact name of registrant as specified in its charter)

Nevada	000-54710	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 – Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 974-7248

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Subscription Agreement and Registration Rights Agreement

On February 4, 2016, Pershing Gold Corporation (the “Company”) issued 367,467 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The gross proceeds for this issuance totaled approximately $1.25 million.

The Shares were issued pursuant to subscription agreements (each, a “Subscription Agreement”) entered into on February 4, 2016 between the Company and two accredited investors affiliated with Barry Honig, one of the Company’s directors.  The Subscription Agreements contain customary terms and conditions including, among other things, terms of the subscription and investor representations and warranties.

In connection with the purchase of Common Stock, the Company and the investors entered into a registration rights agreement dated February 4, 2016 (the “Registration Rights Agreement”), which requires the Company, on or before March 24, 2016, to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register the resale of the Shares. The Registration Rights Agreement also contains piggyback registration rights requiring the Company to include the Shares under certain circumstances in future registration statements that may be filed by the Company.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 is incorporated herein by reference.

The sale of Common Stock to Mr. Honig is exempt from registration pursuant to Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2016

PERSHING GOLD CORPORATION

By:	/s/ Eric Alexander
Eric Alexander
Vice President Finance and Controller